CONTENT DISTRIBUTION CO-BRAND AGREEMENT

This Co-Brand Agreement ("Agreement") is entered into as of September 12, 2000, ("Effective Date") by and between MyFamily.com, Inc., a corporation duly organized under the laws of the State of Delaware with its principal place of business at 360 West 4800 North, Provo, Utah 84604, ("MyFamily") and SportsNuts.com International, Inc. a corporation duly organized under the laws of the State of Delaware, with its principal place of business at 10421 South 400 West, Suite 550, Salt Lake City, Utah 84095 ("SportsNuts").

                                   WITNESSETH:

WHEREAS, MyFamily owns and maintains the Internet site known as MyFamily.com with tools and content dedicated to connecting and strengthening families through the Web.

WHEREAS,   SportsNuts   hosts  and  maintains  an  Internet   service  known  as
SportsNuts.com dedicated to providing amateur sports information and services.

WHEREAS, MyFamily and SportsNuts desire to create a Co-Branded service that offers services of MyFamily to Users of SportsNuts, wish to distribute
MyFamily's content through SportsNuts.com, and establish links between SportsNuts and the Co-Branded Area.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, MyFamily and SportsNuts hereby agree as follows:

Article 1      DEFINITIONS

         1.1 Co-Branded Area means co-branded web pages, created by MyFamily and SportsNuts with each parties' respective branding that displays the Content, tools and resources, as further described herein.

         1.2  Content means content and tools owned or controlled by MyFamily.

         1.3  Launch Date has the meaning set forth in Section 4.1.

         1.4 Link means a graphical and/or textual object that takes a User directly to another web site or area within the current site.

         1.5 Membership Data means all information submitted by a User in the process of registering for any of MyFamily services.

         1.6 SportsNuts Competitor means an entity that directly or indirectly competes with SportsNuts, as listed in Exhibit B that may be updated from time to time.

         1.7 Net Advertising Revenue means gross advertising revenue received by MyFamily for advertising sold on the Co-Branded Area, less costs, which are set at a flat twenty percent (20%).

         1.8 Opt-In means the Users choice of sharing data, receiving email communications or other services available from MyFamily or SportsNuts. Users may 'opt-out' at any time to cancel opt-in choices.

         1.9 SportsNuts Content means any content on the Co-Branded Area that has been authored, created and/or made available by SportsNuts in wrappers, jump pages, shared results of surveys or any other such integration.


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         1.10  SportsNuts.com    is   the   Internet    site    located   at
               www.SportsNuts.com and/or such other successor, extension or replacement site(s) as may be designated by SportsNuts.

         1.11 Trademarks means trademarks, trade names, service marks, logos and representations of the foregoing.

         1.12 Users means individuals or entities that access SportsNuts.com. Co-Branded Area Users means individuals that use the Co-Branded Area of SportsNuts.com.

Article 2         OBLIGATIONS OF MYFAMILY

         2.1 Launch Schedule. Prior to the Launch Date and based upon a mutually agreed upon schedule as described in Exhibit A herein, MyFamily will design, create and host the Co-Branded version of the complete MyFamily.com services incorporating the Content.

          2.2  Advertising.   MyFamily  will   initially  sell  and  serve  all
               advertising on the Co-Branded Area. MyFamily will not sell advertising to SportsNuts Competitors as listed in Exhibit B. MyFamily will pay SportsNuts a share of Net Advertising Revenues according to Section 6.3 herein. MyFamily will provide to SportsNuts quarterly Advertising Revenue reports as required for payments further defined in Article 6. SportsNuts will have the opportunity to propose selling locally targeted advertising in the Co-Branded Area, subject to SportsNuts payment of applicable engineering costs and technical review by MyFamily's development group.

         2.3 Premier Partner. During the term of this Agreement, MyFamily will give SportsNuts premier status as a co-branded partner for amateur sports.

         2.4 Future Channel Services. Should MyFamily determine to create and add a Sports Channel to its MyFamily.com services, SportsNuts will be the exclusive partner for amateur sports on that channel. The parties agree that any such relationship shall be subject to the negotiation and approval of both parties.

         2.5 Co-Brand Maintenance. MyFamily will have the sole responsibility for aggregating and maintaining its Content and the Co-Branded Area.

         2.6 Reporting. MyFamily will provide SportsNuts with reports listing Co-Branded Area traffic metrics and relevant User statistics on a monthly basis.

Article 3         OBLIGATIONS OF SPORTSNUTS

         3.1 Placement. SportsNuts will use MyFamily branding on the SportsNuts.com homepage to feature, promote, and encourage participation in the Co-Branded Area, and direct its Users to the Co-Branded Area as a family connectivity site. SportsNuts will feature the Co-Branded Area exclusively as its premier family internet services on the SportsNuts site.

         3.2 Co-Brand Maintenance. SportsNuts will provide branding elements and support resources to ensure the proper functioning of the Co-Branded Area.

         3.3 Reporting. SportsNuts will provide MyFamily with a quarterly report (unless requested more frequently) listing the page views generated by the Co-Branded Area Users in comparison to the page views generated by SportsNuts Users.

Article 4      THE CO-BRANDED APPLICATION


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         4.1   General.  MyFamily and  SportsNuts  will  integrate  Content with
               prominence  and  display   Content  on  the  Co-Branded  Area  as
               described  herein.   The  date  the  Co-Branded  Area  are  first
               generally available to Users on the world wide web is referred to herein as the "Launch Date" and the Launch Date shall occur no later than ninety (90) days from the Effective Date. The parties may add additional features to the Co-Branded Area as described in Exhibit A and as mutually agreed upon.

         4.2 Hosting; Content Updates; Co-Branded Area Attributes. MyFamily will host the Co-Branded Area through SportsNuts' framed set on MyFamily servers at the URL substantially similar to www.MyFamily.SportsNuts.com. The page views and reach credit for the Co-Branded Area will be recognized and credited to SportsNuts. The Co-Branded Area will be no more than one click away from SportsNuts home page.

         4.3 Branding; "Look & Feel;" Advertising. Each Co-Branded Page will have the names and/or brands of both MyFamily and SportsNuts, prominently placed, above-the-fold, in substantially equivalent location, size and prominence. The "look and feel" and branding of the Co-Branded Area will be consistent with the "look and feel" and branding displayed on MyFamily.com. The Co-Branded Area is intended to substantially mirror MyFamily.com. MyFamily will work with SportsNuts to determine the display, appearance and placement of advertising on the Co-Branded Area and additional marketing opportunities that will support the Co-Branded Area. The Co-Branded Area will include MyFamily's copyright notice and a link to MyFamily's privacy policy and terms and conditions.

         4.4 User Data Ownership. All Users will register with MyFamily through the Co-Branded Area to enjoy the complete functionality of the Co-Branded Area. Membership Data obtained via the Co-Branded Area will be the property of MyFamily. MyFamily will share such User Data with SportsNuts, subject to receiving Co-Branded Area Users' permission to share such Membership Data, and subject to each parties' privacy policy. SportsNuts will ensure that its privacy policy applicable to the Co-Branded Area, to the extent applicable to its performance under this Agreement is consistent with MyFamily's privacy policy. Both parties agree to work towards determining further Membership Data usage.
               MyFamily reserves the right to derive, from any Membership Data transmitted through the Co-Branded Area, aggregate or statistical information.

         4.5   Other Obligations.
               a) Relationship  Manager.  To ensure that the Co-Branded  Area is implemented timely and effectively maintained, each party will appoint a contact to manage the relationship between MyFamily and SportsNuts. Until a party provides notice otherwise to the other party, the contacts shall be as follows:

        SportsNuts:                              MyFamily:

        --------------------------------         ------------------------------
        Telephone No.:  ----------------         Telephone No.: ---------------
        Email Address: -----------------         Email address----------------


               b) Reports. MyFamily will be responsible for tracking and reporting to SportsNuts the number of Co-Branded Area Users, the number of page views on the Co-Branded Area and such other information as SportsNuts reasonably requests related to Co-Branded Area Users and usage of the Co-Branded Area as long as such requests relate to information readily available to MyFamily. MyFamily will report such information on a quarterly basis unless requested more frequently by SportsNuts.


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               c) Resources.  Both  parties  will  use  commercially  reasonable efforts to provide sufficient resources in order to deliver the Content to be displayed on the Co-Branded Area, in order to launch the Co-Branded Area in a timely manner according to the Schedule outlined in Exhibit A.

         4.6 Costs. Each party will be responsible for its respective costs related to Content and the Co-Branded Area.

Article 5      LICENSE

         5.1 Grant of License by MyFamily. Subject to the terms and conditions of this Agreement, MyFamily hereby grants to SportsNuts, a fully-paid, worldwide, non-exclusive, and royalty-free right and license to use, reproduce, adapt, incorporate, integrate and distribute the Content and a license and right to use MyFamily's Trademarks as reasonably necessary with respect to the display and use of the Content provided that any use of such Content shall reasonably conform with the terms of this Agreement; provided, further that SportsNuts shall not integrate Content from the Co-Branded Area without MyFamily's consent except to promote or designate the Co-Branded Area. The parties acknowledge and agree that the foregoing license is a limited license during the term of the Agreement for the sole purposes of providing and promoting the Content to Users through SportsNuts.com and is not intended to comprise a sublicense by MyFamily of any specific third party content on any MyFamily site.

         5.2 Grant of License by SportsNuts. Subject to the terms and conditions of this Agreement, SportsNuts hereby grants to MyFamily a limited, worldwide, non-exclusive, royalty-free license to use SportsNuts related Trademarks and other branding/framing and SportsNuts Content solely on the Co-Branded Area or as otherwise expressly approved in writing by SportsNuts.

Article 6      FEES AND PAYMENTS

         6.1 Development Fee. In consideration of MyFamily's development and hosting the Co-Branded Area, SportsNuts will pay MyFamily One Hundred Thousand Dollars ($100,000) in two (2) equal payments of Fifty Thousand Dollars ($50,000) each, with the first payment due upon the execution of this Agreement and the second payment due upon the Launch Date of the Co-Branded Area.

         6.2 Maintenance Fee. In consideration of MyFamily's hosting and maintaining the Co-Branded Area, SportsNuts will pay MyFamily a maintenance fee of Fifty Thousand Dollars ($50,000) due sixty
               (60) days after the Launch Date of the Co-Branded Area. Should this Agreement be extended beyond the initial one (1) year term, the maintenance fee will be renegotiated based upon traffic to the Co-Branded Area.

         6.3   Advertising  Revenue  Share.  MyFamily  will retain Fifty percent
               (50%) of the Net Advertising Revenues received by MyFamily from advertising on the Co-Branded Area and will remit Fifty percent (50%) of such Net Advertising Revenues to SportsNuts. MyFamily will make such payments to SportsNuts within thirty (30) days after the end of the quarter during which such Net Advertising Revenue was earned. All Revenue Share payments will be accompanied by a report that includes the Net Advertising Revenue received during such quarter and the calculation of corresponding Revenue Share.

         6.4 Payment Terms. MyFamily and SportsNuts will make payments to the other in the amounts specified herein and will send payments to the following:

        If to SportsNuts:                            If to MyFamily:
        Attn: Accounts Receivable - Chene Gardner    Attn:  Accounts Receivable
        SportsNuts.com                               MyFamily.com, Inc.

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       10421 South 400 West, Suite 550                360 West 4800 North
       Salt Lake City, UT  84095                   Provo, UT  84604

         6.5 Audits. Either party (the "Auditing Party") shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor, at its own expense, to whom the other party (the "Audited Party") shall allow reasonable access to the Audited Party's applicable books of account and other records for the purpose of verifying the amounts due and payable to the Auditing Party under this Agreement. Access to the Audited Party's documentation shall be during the Audited Party's regular business hours upon at least fifteen (15) business days prior written notice. In the event that an audit discloses a discrepancy between the amounts due and the amounts paid, the party benefiting from such discrepancy will promptly remit the amount of the discrepancy to the other party. In the event that an audit discloses an underpayment by the Audited Party of more than five percent (5%) of the amount due to the Auditing Party, the Audited Party shall immediately pay to the Auditing Party the amount of such underpayment and shall pay the reason-able costs of such audit. Neither party may exercise the audit right described herein more than once every twelve (12) months unless the immediately preceding audit has revealed an under-payment of more than five percent (5%).

Article 7      CONFIDENTIAL INFORMATION

         7.1 Disclosures. Either MyFamily or SportsNuts may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary, including technical and other business information of the disclosing party that is not generally available to the public ("Confidential Information").

         7.2 Obligations of Receiving Party. The Receiving Party agrees to use Confidential Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to (i) keep confidential such Confidential Information that becomes generally available without fault on its part; (ii) is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; (iii) is independently developed by the Receiving Party; (iv) is disclosed by third parties without similar restrictions; (v) is rightfully obtained by the Receiving Party from third parties without restriction; or (vi) is otherwise required to be disclosed by law or judicial process, including filings required of a public company.

         7.3 Limitations. Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

Article 8      REPRESENTATIONS AND WARRANTIES

         8.1 MyFamily. MyFamily represents, warrants and covenants to SportsNuts that it is the owner of the Content and/or has the right to grant the rights hereunder. MyFamily represents, warrants and covenants to SportsNuts that it holds the necessary rights to permit the use of the Content by SportsNuts for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable laws and government rules and regulations.

         8.2 SportsNuts. SportsNuts represents, warrants and covenants to MyFamily that its entry into this Agreement does not violate any agreement with any other party and that SportsNuts Content will not (i) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music,

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




               image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or entity; or (ii) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international laws.

Article 9      LIMITATION OF LIABILITY; DISCLAIMER

         9.1 NO CONSEQUENTIAL DAMAGES. EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN ARTICLE 13, OR EITHER PARTY'S BREACH OF ARTICLE 7, OR DAMAGES ARISING FROM PERSONAL INJURY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

         9.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 8, NEITHER PARTY MAKES ANY, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CO-BRANDED AREA, THE PARTY CONTENT, OR THE OPERATION OF THE PARTY CONTENT ON THE CO-BRANDED AREA, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Article 10     TERM AND TERMINATION

         10.1 Term. This Agreement shall be effective on September 12, 2000, ("Effective Date") and shall continue in force for an initial term ending September 11, 2001 ("the Initial Term"). This Agreement will automatically renew for successive one (1) year terms unless notice of termination is given by either party within sixty (60) days prior to the end of the current term.

         10.2     Termination.

               a) For  Convenience.  After the Initial  Term,  either  party may terminate this Agreement at any time for convenience and without cause upon sixty (60) days prior written notice to the other party.

               b) For Breach. Either party may terminate this Agreement
                  if the other party materially breaches its obligations under this Agreement and such breach remains uncured for thirty (30) days following written notice to the defaulting party of the breach.

               c) Following Force Majeure Event. Either party may terminate in the event of an ongoing force majeure event as expressly set forth herein.

         10.3 Performance and Operation. If the Co-Branded Area does not meet Performance and Operation Standards outlined in Exhibit C (which shall be measured by MyFamily), and such failure is not due to force majeure events or the failure of any third party services, hardware, software or

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               telecommunications   systems  not  controlled  by  SportsNuts  (a
               "Performance Failure"), MyFamily shall notify SportsNuts in writing and SportsNuts shall cure the breach within twenty four
               (24) hours. If such performance standards are not met as a result of SportsNuts' failure, MyFamily shall notify SportsNuts in writing and SportsNuts shall cure the breach within twenty four
               (24) hours. In the event of more than three (3) Performance Failures pursuant to this Agreement in any thirty (30) day period, MyFamily shall have the right to terminate immediately, without providing further opportunities to cure.

         10.4 Survival. The following provisions of this Agreement shall survive the termination or expiration of this Agreement: Article 6 (as to fees accrued prior to termination or expiration);
               Article 7, Article 8 (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration), Sections 10.4 and 10.5, Section 12.1,
               Article 13, and Article 14.

         10.5 Return of Materials. Upon the termination or expiration of this Agreement, each party shall (a) promptly return or destroy all Confidential Information, and other information, documents, manuals and other materials belonging to the other party, except as may be otherwise provided in this Agreement; and (b) promptly remove the other party's content, branding, links, and any other material provided under this Agreement.


Article 11     FORCE MAJEURE

         11.1 Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event that lasts longer than fifteen (15) days, the party not experiencing the force majeure event may terminate this Agreement upon written notice to the other party.

Article 12     ADVERTISING AND PROMOTION; PUBLICITY

         12.1 Press Releases. Neither party will make any public statement, issue any press release or make or release any other type of announcement or statement relating to the terms or existence of this Agreement without the prior written approval of the other, such approval not to be unreasonably withheld.

         12.2 Joint Marketing Efforts. MyFamily and SportsNuts may undertake such joint marketing efforts targeted at shared customers to avoid duplicate communications as may be mutually agreed upon from time to time. Each party shall cooperate and assist the other party by supplying, without charge, reasonable quantities of materials for the other party's marketing and promotional activities. Except as expressly set forth in this Agreement, neither party shall be obligated to participate in any joint marketing efforts.

Article 13     INDEMNIFICATION

         13.1  MyFamily.   MyFamily   agrees  to  defend,   indemnify  and  hold
               SportsNuts and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses arising out of or related to (i) any breach or alleged breach of any of MyFamily's representations and warranties set forth in herein; (ii) any User's use of or reliance on the Content; (iii) any injury to person or property caused by any products or services sold through the Content; (iv) any other claim with respect to MyFamily, the

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               Content or products or  services  sold by or through  MyFamily or its agents, or (v) MyFamily's sales or marketing practices.

         13.2 SportsNuts. SportsNuts agrees to defend, indemnify and hold MyFamily and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses arising out of or related to (i) any breach or alleged breach of any of SportsNuts' representations and warranties set forth herein; (ii) any injury to person or property caused by any products or services sold by SportsNuts, or any User's use of or reliance on SportsNuts.com; (iii) any injury to person or property caused by any products or services sold through SportsNuts.com; (iv) any other claim with respect to SportsNuts, SportsNuts.com or products or services sold by or through SportsNuts or its agents, or (v) SportsNuts' sales or marketing practices.

         13.3 Process. MyFamily or SportsNuts, as applicable (the "Indemnitor") shall bear full responsibility for the defense (including any settlements) of any claim brought under Section 13.1 or 13.2, respectively; provided, however, that (i) Indemnitor shall keep the party being indemnified (the "Indemnitee") informed of, and consult with Indemnitee in connection with, the progress of such litigation or settlement; and (ii) Indemnitor shall not have any right, without the Indemnitee's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of
               Indemnitee or otherwise requires SportsNuts to take or refrain from taking any material action (such as the payment of fees).

Article 14     GENERAL TERMS AND CONDITIONS

         14.1 Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent or representative of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

         14.2 No Assignment. Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law, through a change of control or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity that acquires all or substantially all of the assets or shares of such party whether by sale, merger, operation of law or otherwise. In the event that the acquiring entity is a direct competitor of the other party, the other party may terminate this Agreement with thirty (30) days notice. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         14.3 No Modifications. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

         14.4 Governing Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Utah. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Utah County, Utah over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

                                        8

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         14.5  No Waiver.  The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

         14.6 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (i) when delivered personally; (ii) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (iii) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Agreement.

               If to MyFamily:              If to SportsNuts:
               MyFamily.com, Inc.           SportsNuts.com International, Inc.
               360 West 4800 North          10421 South 400 West, Suite 550
               Provo, Utah 84604            Salt Lake City, UT  84095
               Attention: Matt Call         Attention: Kenneth Denos
               Tel: (801) 705-7462          Tel: (801) 816-2500

               With a copy to:

               MyFamily.com, Inc.           Jones, Waldo, Holbrook & McDonough
               360 West 4800 North          170 South Main, Suite 1500
               Provo, Utah 84604            Salt Lake City, Utah 84101
               Attention: General Counsel   Attention: Ronald S. Poelman
               Tel: (801) 705-7000          Tel: (801) 521-3200

         14.7 Entire Agreement. This Agreement and the Exhibits attached hereto and incorporated herein by reference constitutes the entire agreement between the parties and supersedes any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

         14.8 Headings/Construction. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

         14.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts which taken together shall be regarded as one and the same Agreement. Either party's facsimile signature will be deemed a binding acceptance of this Agreement by such party.

SPORTSNUTS.COM INTERNATIONAL, INC.         MYFAMILY.COM, INC.


By:      /s/ Kenneth Denos                 By: /s/    David Farnsworth
   --------------------------------        -----------------------------------
         Authorized Signature                  Authorized Signature

Print Name: KENNETH DENOS                  Print Name: DAVID FARNSWORTH
            ----------------------         -----------------------------------

Title:         President                   Title:   VP-General Counsel
      ----------------------------         ----------------------------------

Date:         9-12-00                       Date:           9-12-00
     -----------------------------         ---------------------------------

Tax ID No.: 87-0566608                     Tax ID No.: 87-0392473
            ----------------------         --------------------------

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




                                    EXHIBIT A
                                 LAUNCH SCHEDULE

MyFamily will provide to SportsNuts the Co-Branded Area including the following content, as described below:


Description and Specifications                             Timetable for Launch
                                                           on MyFamily Co-
                                                           Branded Area
Content

Launch of Co-Branded Area                                  September 30, 2000

Prominent placement, within the Co-Branded Area. Such placement will be mutually agreed upon.

Other content to be mutually agreed                        Ongoing

                                    EXHIBIT B
                                   COMPETITORS


SportsNuts Competitors:

MyTeam.com                                  Varsityonline.com
Eteamz.com                                  Ihigh.com
Active.com                                  Rivals.com
Leaguelink.com                              SportsTerminal.com
Ultimatepipeline.com                        Hometownsports.com
Schoolsports.com                            Bladenet.com
Leaguesonline.com                           Instasports.com
Showmethescore.com

                                    EXHIBIT C
                               OPERATING STANDARDS


1.   Co-Branded Area  Infrastructure.  MyFamily will be responsible for all communications, hosting and connectivity costs, and expenses associated with the Co-Branded Area. MyFamily will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Co-Branded Area from SportsNuts. MyFamily will design and implement the network between SportsNuts and the Co-Branded Area such that
     (i) no single component failure will have a materially adverse impact on Users seeking to reach the Co-Branded Area from SportsNuts and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period. MyFamily will provide SportsNuts, with a detailed network diagram regarding the network infrastructure supporting the Co-Branded Area. In the event that MyFamily elects to create a custom version of the Co-Branded Area in order to comply with the terms of this Agreement, MyFamily will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. SportsNuts and MyFamily will use commercially reasonable efforts to ensure that: (i) the functionality and features within the Co-Branded Area are compatible with Microsoft Internet Explorer and Netscape Navigator versions 4.0 or later, in use by Users (Windows and Macintosh); and (ii) the Co-Branded Area is designed and populated in a manner that minimizes delays when Users attempt to access such site. At a minimum, SportsNuts and MyFamily will ensure that the Co-Branded Area' average server side processing time is less than .5 seconds for every page on average sustained over any two (2) hour period. Prior to commercial launch of any material promotions described herein, SportsNuts and MyFamily will conduct performance and load testing of the Co-Branded Area (in person or through remote communications), with such commercial launch not to commence until such time as SportsNuts and MyFamily are reasonably satisfied with the results of any such testing.

3. Technical Problems. SportsNuts agrees to use commercially reasonable efforts to address material technical problems (over which SportsNuts exercises control) affecting use by Users of the Co-Branded Area (an "SportsNuts Technical Problem") promptly following notice thereof. In the event that SportsNuts is unable to promptly resolve a SportsNuts Technical Problem following notice from MyFamily (including, without limitation, infrastructure deficiencies producing User delays), MyFamily will have the right to terminate the agreement as provided herein or regulate the promotions it provides to SportsNuts hereunder until such time as SportsNuts corrects the SportsNuts Technical Problem at issue.

4. Monitoring. SportsNuts will ensure that the Co-Branded Area is available on a continuous basis (24 hours every day). SportsNuts will provide MyFamily with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for SportsNuts's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Co-Branded Area.

5. Security. MyFamily will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private User information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Co-Branded Area. MyFamily will facilitate periodic reviews of the Co-Branded Area in order to evaluate the security risks of such site. MyFamily will promptly remedy any security risks or breaches of security that may be identified by MyFamily's Operations Security team.

6.   Technical Performance.

     i. SportsNuts and MyFamily will design the Co-Branded Area to support Microsoft Internet Explorer versions 4.0 or later (Windows and Macintosh) and Netscape Navigator versions 4.0 or later

          (Windows and Macintosh) and make commercially reasonable efforts to support any other browsers MyFamily may request from time to time.

    ii. SportsNuts will review and implement any new operating standards provided from time to time by MyFamily.

7.   MyFamily/SportsNuts  Support. MyFamily will provide SportsNuts with
     access  to  the  standard  online   resources,   standards  and  guidelines
     documentation, technical phone support, monitoring and after-hours assistance that MyFamily makes generally available to similarly situated web-based partners. MyFamily support will not, in any case, be involved with content creation on behalf of SportsNuts or support for any technologies, databases, software or other applications that are not supported by MyFamily or are related to any SportsNuts area other than the Co-Branded Area. Support to be provided by MyFamily is contingent on SportsNuts providing to MyFamily demographic account information (where applicable), a detailed description of the Co-Branded Area' software, hardware and network architecture and access to the Co-Branded Area for purposes of such performance and the coordination load testing as MyFamily elects to conduct.